Exhibit 99.1

Aclaris Therapeutics Announces Sale of OLUMIANT® Royalties and Milestones to OMERS Life Sciences for Up to $31.5 Million

- Non-Dilutive Transaction Strengthens Balance Sheet to Support Strategic Priorities -

- $26.5 Million Upfront Plus Up to $5.0 Million Milestone -

WAYNE, Pa., July 16, 2024 (GLOBE NEWSWIRE) -- Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a clinical-stage biopharmaceutical company focused on developing novel drug candidates for immuno-inflammatory diseases, today announced the sale of a portion of Aclaris’ future royalty payments and certain milestones from Eli Lilly and Company (Lilly) on net sales of OLUMIANT® (baricitinib) for the treatment of alopecia areata to OMERS, one of Canada’s largest defined benefit pension plans.

Under the terms of the agreement, Aclaris has received an upfront payment of $26.5 million, and is eligible to receive up to an additional $5.0 million based on the achievement of certain sales milestones for OLUMIANT in 2024. In exchange, OMERS has acquired a portion of the royalty paid by Lilly to Aclaris for worldwide net sales of OLUMIANT for alopecia areata from April 1, 2024 through the remainder of the royalty term under Aclaris’ license agreement with Lilly, and 100% of the remaining anniversary milestone payments payable by Lilly to Aclaris under the license agreement.

“This transaction bolsters our balance sheet and provides us with enhanced financial flexibility to pursue a range of value-creating opportunities while continuing to invest in our internal programs,” said Dr. Neal Walker, Interim President & CEO and Chair of the Board of Directors of Aclaris. “As we progress with our strategic review, we will continue to pursue available opportunities to enable us to invest in programs that complement and enhance our existing drug development pipeline.”

OLUMIANT® is a registered trademark of Eli Lilly and Company.

Advisors

Cantor Fitzgerald & Co. acted as financial advisor to Aclaris.

DLA Piper LLP (US) acted as legal advisor to Aclaris.

Davies Ward Phillips & Vineberg LLP acted as legal advisor to OMERS.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing a pipeline of novel drug candidates to address the needs of patients with immuno-inflammatory diseases who lack satisfactory treatment options. The company has a multi-stage portfolio of drug candidates powered by a robust R&D engine exploring protein kinase regulation. For additional information, please visit www.aclaristx.com.

About OMERS Life Sciences

OMERS Life Sciences provides royalty financings and other non-dilutive solutions to biopharma companies and academic institutions, supporting their efforts to address unmet medical needs and improve the quality of life of patients around the world.

OMERS is a jointly sponsored, defined benefit pension plan, with 1,000 participating employers ranging from large cities to local agencies, and over 600,000 active, deferred and retired members. Our members include union and non-union employees of municipalities, school boards, local boards, transit systems, electrical utilities, emergency services and children’s aid societies across Ontario. OMERS teams work in Toronto, London, New York, Amsterdam, Luxembourg, Singapore, Sydney and other major cities across North America and Europe – serving members and employers, and originating and managing a diversified portfolio of high-quality investments in bonds, public and private credit, public and private equity, infrastructure and real estate.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include expectations regarding the potential benefits of the transaction, the potential receipt of a milestone payment, Aclaris’ plans for its development programs and pursuing other opportunities, and its strategic review of its business. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Aclaris’ reliance on third parties over which it may not always have full control, Aclaris’ ability to enter into strategic partnerships on commercially reasonable terms, the uncertainty regarding the macroeconomic environment and other risks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2023, and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the “SEC Filings” page of the “Investors” section of Aclaris’ website at www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Aclaris Therapeutics Contact:

investors@aclaristx.com